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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 June 21, 1996
                   -------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                           RFS HOTEL INVESTORS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


        Tennessee                      34-0-22164                 62-1534743
- ------------------------------     -------------------          ---------------
 (State or Other Jurisdiction     (Commission File No.)        (I.R.S. Employer
        of Incorporation)                                    Identification No.)



                              889 Ridge Lake Blvd.
                                   Suite 100
                           Memphis, Tennessee 38120
               -------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                                 (901) 767-5154
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




                                      N/A
          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         A special meeting (the "Special Meeting") of shareholders of RFS Hotel Investors, Inc. (the "Company") was held on June 21, 1996, for the shareholders to take action on the following proposals: (i) to consider and vote upon a proposal to delete Article 7 of the Company's Charter, which limits the Company's consolidated indebtedness to 30% of the Company's investment in hotel properties, at cost ("Proposal One") and (ii) to consider and vote upon a proposal to amend Article 14 of the Company's Charter to provide, in effect that nothing contained therein will prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") or on the national market system of a national securities association registered under the Exchange Act ("Proposal Two"). Proposal One and Proposal Two were approved by the Board of Directors of the Company in April 1996.

         A total of 15,644,544 shares, or 61.7% of the Company's outstanding common stock entitled to vote at the meeting, was present, in person or by proxy, at the Special Meeting.

         With respect to Proposal One and Proposal Two, approval of each proposal required the votes cast in favor of such proposal to exceed the votes cast in opposition to such proposal. Proposal One and Proposal Two received the required approval of the shareholders.

                                            WITHHELD/
                                            ---------
                              FOR            AGAINST           ABSTAIN          TOTAL
                              ---            -------           -------          -----
   Proposal One           14,678,183         937,711           28,650         15,644,544
   Proposal Two           15,537,470          80,264           26,810         15,644,544

         Following the Special Meeting, on July 2, 1996, the Company filed Articles of Amendment to its Charter, reflecting the adoption of Proposal One and Proposal Two. A copy of the Articles of Amendment to the Charter of the Company as filed with the Secretary of State of the State of Tennessee is attached hereto as Exhibit 3.1.

         The Board of Directors of the Company intends to adopt a policy limiting the amount of indebtedness that the Company will incur to an amount not in excess of approximately 40% of the Company's investment in hotel properties, at cost, after giving effect to the Company's use of proceeds from any indebtedness and accounting for all investments in hotel properties under the purchase method of accounting.





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ITEM 7.          EXHIBITS.

 3.1 Second Articles of Amendment to Second Restated Charter of RFS Hotel Investors, Inc.

99.1 Press Release regarding adoption of Second Articles of Amendment to Second Restated Charter of RFS Hotel Investors, Inc. by shareholders of the Company dated June 21, 1996.






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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           RFS HOTEL INVESTORS, INC.





July 8, 1996.                              /s/ Michael J. Pascal
                                           -----------------------------------
                                           Michael J. Pascal
                                           Secretary, Treasurer and
                                           Chief Financial Officer






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                                 EXHIBIT INDEX


 3.1 Second Articles of Amendment to Second Restated Charter of RFS Hotel Investors, Inc.

99.1 Press Release regarding adoption of Second Articles of Amendment to Second Restated Charter of RFS Hotel Investors, Inc. by the shareholders of the Company dated June 21, 1996.





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